1300 Main Street, P.O. Box 130 • Atchison, Kansas 66002-0130 913.367.1480 • 800.255.0302 • Fax 913.367.0192 www.mgpingredients.com • Symbol/Market: MGPI/NASDAQ	NEWS RELEASE

Contact:  Steve Pickman at 913-367-1480

For Immediate Release

MGP Ingredients, Inc. Reports Fourth Quarter 2004
Financial Results, Holds Conference Call on Thursday

         ATCHISON, Kan., August 3, 2004 – MGP Ingredients, Inc. will report its fiscal 2004 fourth quarter financial results prior to the opening of the market on Thursday, August 5, to be followed by an investor conference call on the same day at 10 a.m. central time.

         Participating in the conference call will be Ladd Seaberg, President and Chief Executive Officer; Steve Pickman, Vice President of Corporate Communications; Brian Cahill, Vice President of Finance and Chief Financial Officer; and Mike Trautschold, Executive Vice President of Marketing and Sales. They will review the company’s fourth quarter results.

         Stockholders and other interested persons may listen to the conference call via telephone by dialing (888) 417-2310 before 9:55 a.m. central time on August 5, or access it on the Internet at www.mgpingredients.com.

         In business for more than half a century, MGP Ingredients, Inc. is a recognized pioneer in the development and production of natural grain-based products. The company has facilities in Atchison, Kan., Pekin, Ill., and Kansas City, Kan. that utilize the latest technologies to assure high quality products and to maintain efficient production and service capabilities.

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